                                                                               .
                                                                               .
                                                                               .
                                                                       EXHIBIT B
                                                              FILE NO. 70-102999

                CALCULATION OF FINANCING AUTHORITY UNDER 1935 ACT

                                                AMOUNT                AMOUNT              AMOUNT
                                            OUTSTANDING AT       OUTSTANDING AT       OUTSTANDING AT            EXPLANATION
COMPANY   SECURITY                          MARCH 7, 2005        MARCH 31, 2005        JUNE 30, 2005      OF ACTIVITY IN QUARTER
-------   --------                         -----------------    -----------------    -----------------    -----------------------
CNP       ZENS                                   107,380,802(1)       107,538,584          108,032,597    Accounting adjustment
                                                                                                          only; no change in
                                                                                                          outstanding debt.
          Convertible Sr. Notes                  830,000,000          830,000,000          830,000,000
          Senior Notes                           600,000,000          600,000,000          600,000,000
          Collateralized PCBs
                       FMBs                      150,850,000          150,850,000          150,850,000
                       GMBs                      527,200,000          527,200,000          527,200,000
          Uncollateralized PCBs                  518,700,000          518,700,000          518,700,000
          Trust Preferred Securities             100,000,000          100,000,000          100,000,000
          Bank Loans                             204,000,000          656,000,000          120,000,000    Decrease primarily
                                                                                                          attributable to proceeds
                                                                                                          from sale of TGN.
                                           -----------------    -----------------    -----------------
               Subtotal                        3,038,130,802        3,490,288,584        2,954,782,597
          Undrawn Bank Capacity                  796,000,000          343,842,218(2)       879,348,205(3)
                                           -----------------    -----------------    -----------------
               Total                           3,834,130,802        3,834,130,802        3,834,130,802
                                           =================    =================    =================

CEHE      FMBs                                   102,442,000          102,442,000          102,442,000
          GMBs                                 1,262,275,000        1,262,275,000        1,262,275,000
          Collateralized PCBs                    229,050,000          229,050,000          229,050,000
          Collateralized Term Loan             1,310,000,000        1,310,000,000        1,310,000,000
                                           -----------------    -----------------    -----------------
               Subtotal                        2,903,767,000        2,903,767,000        2,903,767,000
          Transition Bonds                       675,879,542          659,965,480          659,965,480
                                           -----------------    -----------------    -----------------
               Subtotal                        3,579,646,542        3,563,732,480        3,563,732,480
                                           -----------------    -----------------    -----------------
          Bank Loans                              30,000,000                    0                    0
                                           -----------------    -----------------    -----------------
               Subtotal                        3,609,646,542        3,563,732,480        3,563,732,480
          Undrawn Bank Capacity                  170,000,000          200,000,000          200,000,000
                                           -----------------    -----------------    -----------------
               Total                           3,779,646,542        3,763,732,480        3,763,732,480
                                           =================    =================    =================

CERC      Debentures / Notes                   2,242,070,000        2,242,070,000        2,242,070,000
          Convertible Subordinated Notes          77,372,900           71,483,900           71,483,900
          Note Payable                            36,000,000           36,000,000                    0    Note repaid at 6/1/05
                                                                                                          maturity.
          Trust Preferred Securities                 334,000              334,000              334,000
          Bank Loans                                       0                    0                    0
                                           -----------------    -----------------    -----------------
               Subtotal                        2,355,776,900        2,349,887,900        2,313,887,900
          Undrawn Bank Capacity                  250,000,000          250,000,000          400,000,000    Credit facility replaced
                                                                                                          on 6/30/05.
                                           -----------------    -----------------    -----------------
               Total                           2,605,776,900        2,599,887,900        2,713,887,900
                                           =================    =================    =================

(1)  As of February 28, 2005

(2) Undrawn amount under revolver of $344,000,000 less increase of $157,782 in ZENS debt balance on financial statements since 3/7/05

(3) Undrawn amount under revolver of $880,000,000 less increase of $651,795 in ZENS debt balance on financial statements since 3/7/05

CNP
          Debt and Preferred as of 3/7/05                                                3,834,130,802
          Incremental Debt and Preferred Authorized in 6/29/05 Financing Order                       0
                                                                                     -----------------
          Total Amount Authorized                                                        3,834,130,802
          Less Debt and Preferred at 6/30/05                                             3,834,130,802
                                                                                     -----------------
          Amount Available at 6/30/05                                                                0
                                                                                     =================

          Reservation of Jurisdiction at 6/30/05                                          $500,000,000

CEHE
          Debt and Preferred as of 3/7/05                                                3,779,646,542
          Incremental Debt and Preferred Authorized in 6/29/05 Financing Order                       0
                                                                                     -----------------
          Total Amount Authorized                                                        3,779,646,542
          Less Debt and Preferred at 6/30/05                                             3,763,732,480
                                                                                     -----------------
          Amount Available at 6/30/05                                                       15,914,062
                                                                                     =================

          Reservation of Jurisdiction at 6/30/05                                     $     500,000,000

CERC
          Debt and Preferred as of 3/7/05                                                2,605,776,900
          Incremental Debt and Preferred Authorized in 6/29/05 Financing Order (1)         150,000,000
                                                                                     -----------------
          Total Amount Authorized                                                        2,755,776,900
          Less Debt and Preferred at 6/30/05                                             2,713,887,900
                                                                                     -----------------
          Amount Available at 6/30/05                                                       41,889,000
                                                                                     =================

          Reservation of Jurisdiction at 6/30/05                                     $     500,000,000

(1) The incremental amount related to the 6/30/05 increase in the CERC revolver from $250 million to $400 million.